Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1/A of our reports dated April 15, 2008 and April 16, 2007 (which includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment effective January 1, 2006), relating to the consolidated financial statements of Zynex, Inc. (formerly Zynex Medical Holdings, Inc.) and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ GHP HORWATH, P.C.

GHP HORWATH, P.C.
Denver, Colorado
September 10, 2008